UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 20, 2012 (December 19, 2012)

MAM SOFTWARE GROUP, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27083	84-1108035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP

 (Address of principal executive offices, including zip code)

011 44 122 635 2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The regular annual meeting of the stockholders of MAM Software Group, Inc. (the “Company”) was held at 875 Third Avenue, 9th Floor, New York, NY on December 19, 2012.  At the meeting, the stockholders voted on two matters: (i) the election of directors and (ii) the ratification of the appointment of an independent registered public accounting firm.

Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office for each director will be until the 2014 Annual Meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The final results of the election of directors were as follows:

Name	For	Withheld	Abstain
Michael G. Jamieson	9,778,867	418	208
Dwight B. Mamanteo	9,778,867	418	208
Peter H. Kamin	9,778,867	418	208
Frederick Wasserman	9,778,867	418	208
Gerald M. Czarnecki	9,778,867	418	208
W. Austin Lewis IV	9,559,167	220,118	208

Lastly, the stockholders ratified the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2013, by a vote of 12,216,964 for; 342 against; and 208 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2012	MAM SOFTWARE GROUP, INC.

	By:	/s/ Charles F. Trapp
Name: Charles F. Trapp Title: Executive Vice President and Chief Financial Officer